Exhibit 10.31

SUBLEASE

AGREEMENT OF SUBLEASE, made as of December 20, 2001, between Qwest Cyber.Solutions LLC, a Delaware limited liability company having offices at 1899 Wynkoop, Denver, CO 80202 (hereinafter called “Sublandlord”) and TRX, Inc. a Georgia corporation having offices at 6 West Druid Hills Dr., Atlanta, GA 30329, described below (hereinafter called “Subtenant”).

W I T N E S S E T H

Whereas, Sublandlord is the tenant under that certain Lease dated March 19, 2001 (as amended by First Amendment to Office Lease dated November 6, 2001, the “Prime Lease”) between Sublandlord and Greensboro Center Limited Partnership, a Virginia limited partnership (“Landlord”), pursuant to which Landlord leases to Sublandlord approximately 5,840 square feet on the first (1st) floor of the building situated at 8405 Greensboro Drive, McLean, Virginia 22102 (the “Prime Premises”). A copy of the Prime Lease, with certain economic information redacted, is attached hereto as Exhibit A and incorporated herein by reference; and

Whereas, Sublandlord desires to sublease to Subtenant all of Suite 140 and Subtenant wishes to sublease Suite 140 from Sublandlord.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Demised Premises. Subtenant hereby leases from Sublandlord Suite 140.

2.	Term. Subject to Sublandlord obtaining Landlord’s consent, the term of this Sublease shall commence on February 15, 2002 (the “Commencement Date”) and shall continue through February 14, 2006 (the “Term”). However, if the Prime Lease is terminated for any reason, then this Sublease shall terminate when and to the extent the Prime Lease terminates. Provided Tenant is not in default of its sublease agreement, Subtenant shall have a one (1) year option to extend the sublease term at the then escalated rate. Subtenant must provide Sublandlord six (6) months written notice prior to the expiration of the sublease that Subtenant will exercise this renewal option.

3.

Prime Lease. Subtenant agrees that this Sublease is and shall remain in all respects subject and subordinate to the Prime Lease, that Subtenant will occupy Suite 140 in accordance with the terms of the Prime Lease and will not do or suffer to be done any act or omit to do any act which might result in a violation of or a default under any of the terms and conditions of the Prime Lease or render Sublandlord liable for any charge or expense thereunder.

4.	Base Rent. Commencing on the Commencement Date (as defined above), Subtenant promises and agrees to pay Sublandlord monthly the sum $13,870 in advance in equal monthly installments, without demand, notice, deduction, counterclaim, recoupment or set-off, for each month of the Term. Payments shall be made to: Qwest Cyber Solutions IXC, 1899 Wynkoop, Denver, CO 80202, Attention: Corporate Real Estate. This amount is based on a full service gross rental rate of $28.50 per rentable square foot per year. Commencing on the first anniversary of the sublease and each anniversary thereafter, the base rental rate shall be increased annually by a fixed amount of four and one half percent (4.5%). There shall be no additional passthroughs for real estate taxes or operating increases. If Sublandlord receives payment of Base Rent more than five (5) business days after the date when due in two (2) consecutive months, Subtenant shall make all subsequent payments of Base Rent by means of wire transfer in accordance with wiring instructions provided by Sublandlord. Simultaneously with its execution of this Sublease Agreement, Subtenant shall tender to Sublandlord a check in the amount of $41,610, representing the first month’s Base Rent and the Security Deposit (as set forth below) for Subtenant’s full and faithful performance of the terms, covenants and conditions of this Sublease Agreement. In the event that Subtenant would like to use the existing ADT security system, the monthly payment of $580 should be added to the rent payment.

5.	Security Deposit. Subtenant shall submit to Sublandlord a security deposit in an amount equal to two (2) months rent or $27,740 to be applied to any obligations of Subtenant under this Sublease not timely paid. Assuming Subtenant is not in default of the sublease, within thirty (30) days following the beginning of the third (3rd) lease year, the security deposit shall be reduced to one (1) month’s rent and the balance of the initial security deposit will be returned to Subtenant. Sublandlord shall return the remaining Security Deposit to Subtenant within thirty (30) days after the expiration of the Term. Subtenant will not be entitled to interest on the security deposit.

6.

Nature of Occupancy. Subtenant shall use and occupy Suite 140 solely as general offices and not for retail purposes and in accordance with the provisions of the Prime Lease. Subtenant shall accept Suite 140 “as is” in its state and physical condition on the day on which Subtenant takes possession of Suite 140, and Sublandlord shall not be required to make any repairs, alterations or improvements (including, but not by way of limitation, any improvements such as finishing, plastering or decorating) in or to Suite 140. At the expiration or earlier termination of the Term, Subtenant shall return Suite 140 to Sublandlord in the same condition it is in on the Commencement Date, reasonable wear and tear excepted. Subtenant shall not make any alterations, additions or improvements to Suite 140 without Sublandlord’s and Landlord’s prior written approval, subject to article IX of Prime Lease.

7.	Default and Remedies of Sublandlord. If Subtenant shall default in the performance of any of the covenants, conditions or agreements contained in the Sublease Agreement or shall violate any of the provisions of the Prime Lease, Sublandlord shall be entitled to invoke the remedies which are available to Landlord in the event of a default by the Tenant under the Prime Lease.

8.	Services. Where services, repairs or rights are to be provided by Landlord under the terms of the Prime Lease, Subtenant understands that Sublandlord will not provide and does not guarantee the performance of any such services, repairs or rights. Subtenant shall direct all requests for any such services and repairs to the Landlord directly, and shall be responsible for payment of such services to the Landlord. Subtenant shall arrange for and pay for its own utilities to the extent the same are not provided by Landlord.

9.	Brokerage. Sublandlord and Subtenant each represent that they have not dealt with any brokers other than Jones Lang LaSalle Americas, Inc. and United Systems Integrators Corporation (collectively, the “Brokers”) in connection with this Sublease Agreement. The commissions due to the Brokers shall be the responsibility of the Sublandlord under separate agreements. Sublandlord and Subtenant shall hold each other harmless from and against any and all claims for brokerage commissions other than those described in this paragraph.

10.	Terms of Prime Lease Incorporated Herein. Except as herein provided to the contrary, it is mutually agreed that the terms and conditions of the Prime Lease are hereby incorporated in this Sublease so that the rights and obligations of Sublandlord and Subtenant under this Sublease shall correspond, insofar as applicable, to the rights and obligations of Landlord and Sublandlord as Tenant under the Prime Lease.

11.	Notices. Any notice, statement or communication which either party hereto may desire to give to the other party hereto shall be deemed sufficiently given if in writing and if delivered personally or by overnight express carrier or sent by certified mail, return receipt requested, properly addressed to such other party, and the time of the giving of such notice or communication shall be deemed to be the time when the same is received by the addressee. Any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto in accordance with the provisions hereof):

If to Sublandlord:	Qwest Cyber.Solutions LLC 1899 Wynkoop Denver, CO 80202 Attention: Corporate Real Estate

With a copy to:	Qwest Cyber.Solutions LLC 1899 Wynkoop Denver, CO 80202 Attention: General Counsel

If to Subtenant:	TRX, Inc. 6 West Druid Hills Drive Atlanta, Georgia 30329 Attention: Mr. Timothy J. Severt, Executive Vice President of Administration

12.	Assignment. Subtenant may not sublease or assign this Sublease to any person or entity without the prior written consent of Sublandlord and Landlord, such assignment or subletting must also comply with the requirements of the Prime Lease. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective successors and permitted assigns.

13.	Indemnification. Subtenant shall indemnify and hold Sublandlord and Landlord harmless from and against any and all claims, including those for personal injury and property damage, arising or allegedly arising out of the acts or omissions of Subtenant, its employees, agents, contractors or guests, except to the extent caused by the willful misconduct or gross negligence of Sublandlord.

14.	Litigation. If any litigation to which Subtenant is a party arises from this Sublease or the Prime Lease, and if Subtenant is the losing party, Subtenant shall pay to Sublandlord all Sublandlord’s costs and expenses, including without limitation attorney’s fees, incurred as a result of any such litigation.

15.	Severability. The provisions of this sublease are severable, and if any one or more of said provisions are held or determined to be unenforceable or invalid, the remaining provisions shall continue in full force and effect.

16.

Landlord’s Consent. This Sublease shall be effective only upon obtaining the written consent of Landlord or its duly authorized agent and it is hereby acknowledged by Sublandlord and Subtenant that Landlord’s consent to this Sublease shall not make Landlord or its agent a party to this Sublease, and shall not create any contractual liability or duty on the part of Landlord or its agent to the Subtenant, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublandlord, as the Tenant under the Prime Lease, with respect to Suite 140.

17.	Insurance. Subtenant shall, at its own expense, obtain and keep in force during the term of this Sublease, the insurance required to be maintained by the tenant under the Prime Lease, including general commercial liability insurance, including contractual liability coverage, in an amount of not less than $1,000,000, and such other insurance as Sublandlord may reasonably require from time to time. Sublandlord and Landlord shall be named as additional insureds on all policies of insurance maintained by Subtenant in relation to the Premises. Upon the execution of this Sublease, Subtenant shall deliver to Sublandlord certificates of insurance. If Subtenant fails to procure and maintain the insurance required hereunder, Sublandlord may, at its option, procure and maintain the same and Subtenant shall reimburse Sublandlord on demand for the costs of said insurance. Subtenant acknowledges that Sublandlord will not carry insurance on Subtenant’ furnishings, fixtures or equipment and Subtenant agrees that Sublandlord will not be obligated to repair any damage thereto or replace the same.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and delivered this Sublease as of the date first above written.

SUBLANDLORD:

WITNESS	QWEST CYBER.SOLUTIONS LLC

/s/ Kimberly Deverer	By:	/s/ CFO

	Title:	CFO

SUBTENANT:

WITNESS	TRX, INC.

/s/ Victoria Wood	By:	/s/ Timothy J. Stevert

	Title:	EVP

RIDER TO SUBLEASE BETWEEN

QWEST CYBER.SOLUTIONS, LLC AND

TRX, INC. DATED DECEMBER 20, 2001

This Rider to Sublease (this “Rider”) is hereby made a part of that certain Sublease between Qwest Cyber.Solutions, LLC and TRX, Inc. dated December 20, 2001 (the “Sublease”). To the extent of any conflict between the terms and provisions of the Sublease and the terms and provisions of this Rider, the terms and provisions of this Rider shall control. Except as otherwise expressly provided herein, all capitalized terms utilized herein shall have the meanings ascribed to such terms in the Sublease.

1. The phrase “Suite 140”, when used in the Sublease, shall be deemed to mean the premises (the “Premises”) demised pursuant to the Prime Lease.

2. The phrase “default”, when used in the Sublease, shall be deemed to mean a default which continues beyond the expiration of any grace, notice or cure period provided with respect thereto by the terms of the Sublease or the terms of the Prime Lease.

3. Sublandlord hereby agrees that it shall not unreasonably withhold, delay or condition its consent to or approval of (a) any proposed alterations, additions or improvements to the Premises, pursuant to Section 6 of the Sublease, or (b) any proposed assignment of the Sublease or further subletting of the Premises, pursuant to Section 12 of the Sublease.

4. Notwithstanding Section 8 of the Sublease to the contrary, Sublandlord recognizes and acknowledges that Subtenant lacks contractual privity with Landlord and, therefore, Sublandlord hereby agrees, upon Subtenant’s request and at Subtenant’s expense, to exercise its rights under the Prime Lease to require that Landlord perform and comply with its obligations under the Prime Lease.

5. Notwithstanding the incorporation of the terms of the Prime Lease in the Sublease, Sublandlord and Subtenant hereby agree that the second sentence appearing in Section 4.1 of Article IV of the Prime Lease and Article V (in its entirety) of the Prime Lease are not applicable, in whole or in part, to the Sublease.

6. Sublandlord represents that, to its actual knowledge and as of the date hereof, there are no defaults on the part of Sublandlord under the Prime Lease nor, to Sublandlord’s knowledge, on the part of Landlord, and there are no presently existing circumstances which, with the giving of notice or the passage of time or both, would give rise to a default thereunder.

7. Subtenant assumes and agrees to perform Sublandlord’s obligations under the Prime Lease only to the extent that such obligations accrue during the Term of the Sublease. Sublandlord’s monetary obligations under the Prime Lease shall be considered performed by Subtenant to the extent and in the amount that Base Rent is paid to

Sublandlord in accordance with Section 4 of the Sublease. Subtenant does not assume or agree to perform any obligations arising or resulting from any default by Sublandlord under the Prime Lease.

8. Sublandlord warrants and represents that (a) the copy of the Prime Lease delivered by Sublandlord to Subtenant is a true, correct and complete copy thereof; (b) the Prime Lease has not been modified or amended except as disclosed to Subtenant; and (c) Sublandlord has received no notice of any claim by Landlord that Sublandlord is in default or breach of any of the provisions of the Prime Lease.

9. Sublandlord warrants that, subject to the terms and conditions of the Prime Lease, it has full right and authority to enter into the Sublease.

10. Sublandlord covenants and agrees that it will not cause or permit an “Event of Default” (as defined in the Prime Lease) to occur under the Prime Lease, unless the same is due solely to a breach or default under the Sublease by Subtenant. Sublandlord further agrees to promptly provide Subtenant with copies of any default notices received from Landlord.

11. Sublandlord agrees that it will not terminate the Prime Lease (except in the event of casualty or condemnation pursuant to an express right of termination provided with respect to such occurrences in the Prime Lease). Sublandlord further agrees that it will not modify the Prime Lease in any manner which would adversely affect Subtenant without first obtaining Subtenant’s written consent, which consent shall not be unreasonably withheld. If Subtenant fails to respond to a written request for its consent to a proposed modification to the Prime Lease within fifteen (15) days following its receipt thereof, Subtenant’s consent thereto shall be deemed given. Any modification to the Prime Lease with respect to which Subtenant’s consent is not given or deemed given, as between Sublandlord and Subtenant, shall be void and of no force or effect. Notwithstanding the foregoing, in no event shall the Prime Lease be modified so as to (i) change the size or location of the Premises, (ii) cause the term of the Prime Lease to terminate prior to February 28, 2007, (iii) result in a change in the permitted use of the Premises, or (iv) materially increase Subtenant’s monetary or indemnity obligations or liabilities under the Sublease. Whenever, pursuant to the Prime Lease, consent shall be required by or requested from Sublandlord, or an election made by Sublandlord, which consent or election would be likely to or does materially impair Subtenant’s rights hereunder, such consent shall not be granted nor election made by Sublandlord without first obtaining Subtenant’s written consent, which consent shall not be unreasonably withheld.

12. The Sublease shall not be effective unless, on or before January 21, 2002, Landlord executes and delivers a document, in form and substance reasonably acceptable to Subtenant, evidencing its consent to the Sublease. In the event that Landlord fails or refuses to execute and deliver such document on or before January 21, 2002, the Sublease shall be deemed null and void and neither party shall have any liabilities or obligations to the other under the terms of the Sublease or otherwise.

13. Subtenant shall have the right, for the entire Term of the Sublease and at no charge to Subtenant, to use the systems furniture (the “Furniture”) currently located in the Premises and more particularly described on Exhibit “A” attached hereto and made a part hereof. Upon the expiration or earlier termination of the Sublease, Subtenant will return the Furniture to Sublandlord in the conditions existing as of the date hereof, normal wear and tear excepted.

IN WITNESS WHEREOF, the parties hereto hereby execute this Rider as of the day and year first above written.

SUBLANDLORD:

QWEST CYBER.SOLUTIONS, LLC, a Delaware limited liability company

By:	/s/ Rick Fresia

Print Name:	Rick Fresia

Title:	CFO

SUBTENANT:

TRX, INC., a Georgia corporation

By:	/s/ Timothy J. Severt

Print Name:	Timothy J. Severt

Title:	EVP

Exhibit A

TYSON’S CORNER OFFICE PHYSICAL INVENTORY

Item Description	Manufacturer	Model #	Serials#	Asset Tag #	Location	Comment;
Companion chair	Haworth	CLAFL-08	N/A	01003	Studio	Wood, flared back
Companion chair	Haworth	CLAFL-08	N/A	01004	Studio	Wood, flared back
Companion chair	Haworth	CLAFL-08	N/A	01005	Studio	Wood, flared back
Companion chair	Haworth	CLAFL-08	N/A	01006	Studio	Wood, flared back
Companion chair	Haworth	CLAFL-08	N/A	01007	Studio	Wood, flared back
Conference table	Vertex	VR-48/48-PC	N/A	01008	Studio	48” round; includes vertex perforated column base
Mobile Whiteboard	Looksee	ROVI-S-2937	N/A	01009	Office 1	Includes marker cup, storage tub, PPR alloy
Mobile Whiteboard	Looksee	ROVI-S-2937	N/A	01010	Office 2	Includes marker cup, storage tub, PPR alloy
Conference room table	Arrow	VA-96-PP	N/A	01011	Studio	Includes perforated column base
Lounge table	Morgan	6131W	N/A	01012	Studio	W22PC00
Lounge table	Morgan	6131W	N/A	01013	Studio	W22PC00
Lounge chair	Morgan	6121	N/A	01014	Studio	Upholstered arm pad
Lounge chair	Morgan	6121	N/A	01015	Studio	Upholstered arm pad
Lounge chair	Morgan	6121	N/A	01016	Studio	Upholstered arm pad
Lounge chair	Morgan	6121	N/A	01017	Studio	Upholstered arm pad
4 high lateral file	Haworth	NLFS-0436-1	N/A	01018	Studio	36”, steel front, TR-00J
4 high lateral file	Haworth	NLFS-0436-1	N/A	01019	Studio	36”, steel front, TR-00J
4 high lateral file	Haworth	NLFS-0436-1	N/A	01020	Studio	36”, steel front, TR-00J
4 high lateral file	Haworth	NLFS-0436-1	N/A	01021	Studio	36”, steel front, TR-00J
4 high lateral file	Haworth	NLFS-0436-1	N/A	01022	Studio	36”, steel front, TR-OOJ
4 high lateral file	Haworth	NLFS-0436-1	N/A	01023	Studio	36”, steel front, TR-OOJ
4 high lateral file	Haworth	NLFS-0436-1	N/A	01024	Studio	36”, steel front, TR-OOJ
4 high lateral file	Haworth	NLFS-0436-1	N/A	01025	Studio	36”, steel front, TR-00J
Workstation storage file tower	Haworth	UTBR-5242	N/A	01026	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01027	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01028	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01029	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01030	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01031	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01032	Studio	62”H x 24”W x 23”D, right-opening cabinet

Exhibit A

TYSON’S CORNER OFFICE PHYSICAL INVENTORY

Item Description	Manufacturer	Model #	Serial #	Asset Tag #	Location	Comments
Workstation storage file lower	Haworth	UTBL-5242	N/A	01033	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file lower	Haworth	UTBR-5242	N/A	01034	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file lower	Haworth	UTBL-5242	N/A	01035	Studio	62”H x 24”W x 23MD, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01036	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01037	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01038	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01039	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01040	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01041	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01042	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01043	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01044	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01045	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file lower	Haworth	UTBR-5242	N/A	01046	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01047	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01048	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01049	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBR-5242	N/A	01050	Studio	62”H x 24”W x 23”D, right-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01051	Studio	62”H x 24”W x 23”D, left-opening cabinet
Workstation storage file tower	Haworth	UTBL-5242	N/A	01052	Studio	62”H x 24”W x 23”D, left-opening cabinet
Office credenza	Haworth	QCLQ-2272-L	N/A	01053	Office 1	72”W x 22” D, storage, left location
Office credenza	Haworth	QCLQ-2272-R	N/A	01054	Office 1	72”W x 22” D, storage, right location
Office desk/credenza bridge	Haworth	OLBE-2236	N/A	01055	Office l	22”W x 36”D, LP-OAD
Office desk/credenza bridge	Haworth	OLBE-2236	N/A	01056	Office 2	22”W x 36”D, LP-OAD
Office lateral file	Haworth	OLLF-236	N/A	01057	Office 1	36”W x 28 3/4”H, LP-OAD
Office lateral file	Haworth	OLLF-236	N/A	01058	Office 2	36”W x 28 3/4”H, LP-OAD
Office bookcase	Haworth	OVBC-4136	N/A	01059	Office 1	Lateral file mounted, 36”W x 41”H x 15”D, LP-OAD
Office bookcase	Haworth	OVBC-4136	N/A	01060	Office 2	Lateral file mounted, 36”W x 41” H x 15”D, LP-OAD
Office desk	Haworth	XL01-6451	N/A	01061	Office l	72”W x 36”D/42” (L), LP-OAD
Office desk	Haworth	XL01-6452	N/A	01062	Office 2	72”W x 36”D/42” (R), LP-OAD

Exhibit A

TYSON’S CORNER OFFICE PHYSICAL INVENTORY

Item Description	Manufacturer	Model #	Serial #	Asset Tag #	Location	Comments
Coference table	Haworth	SPLB-2086	N/A	01063	Studio	270 Round-42”, laminate top and vinyl edge
Coference table	Haworth	SPLB-2086	N/A	01064	Telecom Room	270 Round-42”, laminate top and vinyl edge
Office side chair	Haworth	T300-2A00	N/A	01065	Office 1	SHL with arms
Office side chair	Haworth	T300-2A00	N/A	01066	Office 1	SHL with arms
Office side chair	Haworth	T300-2A00	N/A	01067	Office 2	SHL with arms
Office side chair	Haworth	T300-2A00	N/A	01068	Office 2	SHL with arms
Office task chair	Haworth	T232-2741	N/A	01069	Office 1	M SHL, HA, S CAP, HRD, T
Office task chair	Haworth	T232-2741	N/A	01070	Office 2	M SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01071	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01072	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01073	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01074	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01075	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01076	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01077	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01078	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01079	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01080	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01081	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01082	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01083	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01084	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01085	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01086	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01087	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01088	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01089	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01090	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01091	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01092	Studio	S SHL, HA, S CAP, HRD, T

Exhibit A

TYSON’S CORNER OFFICE PHYSICAL INVENTORY

Item Description	Manufacturer	Model #	Serial #	Asset Tag #	Location	Comments
Worksation task chair	Haworth	T332-2741	N/A	01093	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01094	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01095	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01096	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01097	Studio	S SHL, HA, S CAP, HRD, T
Worksation task chair	Haworth	T332-2741	N/A	01098	Studio	S SHL, HA, S CAP, HRD, T
Workstation/cubicle	Haworth	“Typical”	N/A	01099	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01100	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01101	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01102	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01103	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01104	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workslalion/cu bide	Haworth	“Typical”	N/A	01105	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01106	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01107	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01108	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe
Workstation/cubicle	Haworth	“Typical”	N/A	01109	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01110	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe,
Workstatron/cubicle	Haworth	“Typical”	N/A	01111	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01112	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01113	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01114	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01115	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01116	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01117	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01118	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01119	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01120	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01121	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.
Workstation/cubicle	Haworth	“Typical”	N/A	01122	Studio	Includes work surface, shelves, panels, glass, whiteboard, power and hdwe.